EXHIBIT 10.1

PAYMENT OF THIS PROMISSORY NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SUBORDINATION AGREEMENT DATED ON OR ABOUT THE DATE HEREOF BETWEEN THE LENDER AND BANK OF AMERICA, N.A., AS AGENT. A COPY OF SAID SUBORDINATION AGREEMENT MAY BE OBTAINED, UPON WRITTEN REQUEST OF THE HOLDER OF THIS NOTE FROM BANK OF AMERICA, N.A., 100 FEDERAL STREET, MAIL CODE: MA5-100-08-05, BOSTON, MA 02110.

PROMISSORY NOTE

Exton, Pennsylvania
$ 3,249,615.00	June 10, 2009

FOR VALUE RECEIVED, MESTEK, INC., a Pennsylvania corporation, having a place of business at 260 North Elm St., Westfield, MA, 01085 (hereinafter "Borrower"), does hereby promise to pay to the order of OMEGA FLEX, INC., a Pennsylvania corporation (hereinafter "Lender"), at its offices in Exton, Pennsylvania, or such other place as the holder hereof may designate, on or before October 20, 2010 (“Maturity Date”), the principal sum of Three Million Two Hundred Forty Nine Thousand Six Hundred Fifteen and 00/100 Dollars ($3,249,615.00), and to pay interest on the unpaid principal balance hereof at six percent (6%) per annum. Interest shall commence on the date of this Note and shall be payable monthly in arrears on the first day of each month, commencing on the first day of the month immediately following the date of this Note, and continuing until all principal amounts due hereunder are paid in full. The Borrower shall have the right to prepay the principal amount of this Note in whole or in part at any time without penalty prior to the Maturity Date. Any partial prepayment shall not relieve the Borrower of the obligation to repay the entire principal amount hereunder as such amount falls due. All interest under this Note shall be computed on the basis of the actual number of days elapsed over an assumed year consisting of three hundred sixty (360) days. All payments hereunder shall be made in lawful money of the United States in immediately available funds.

Borrower, as maker, endorser, surety, guarantor, or in any other capacity, hereby: (i) waives diligence, presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of the debt evidenced by this Note and each and every other notice of every kind with respect to this Note; and (ii) agrees that the Lender or any other holder of this Note, at any time or times, without notice to or the consent of Borrower, may grant extensions of time without limit as to the number or the aggregate period of such extensions, for the payment of any principal and/or interest due hereunder and consents to any substitution, exchange or release of collateral, and to the addition or release of any other person who may at any time be or become primarily or secondarily liable for the repayment of the indebtedness evidenced by this Note.

It shall be an event of default hereunder ("Event of Default") if: (a) Borrower shall fail to make any payment of principal or interest hereunder when due, and not cured within ten days of the date on which payment becomes due provided that there shall be no such cure period relating to any payment due on the Maturity Date; (b) bankruptcy, reorganization, arrangements, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, are instituted by or against Borrower, and if instituted against Borrower are allowed against Borrower or are consented to or are not dismissed within 60 days after such institution; (c) Borrower admits in writing its inability to pay its debts as they may mature, or makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee or receiver for Borrower or for the major part of its property; or (d) a trustee or receiver is appointed for the Borrower, or for the major part of its property, and such appointment is not discharged within 30 days after such appointment.

If an Event of Default shall occur pursuant to clause (a) in the immediately preceding paragraph, then, or at any time thereafter, the entire unpaid principal amount of this Note, together with accrued interest thereon, shall at the election of the Lender, and without notice of such election, become immediately due and payable; and Lender may take such other actions as may be provided for in this Note, or under applicable law. If an Event of Default shall occur pursuant to clauses (a), (b) or (c) in the immediately preceding paragraph, then, such amount shall become and be immediately due and payable without any declaration or other act on the part of the Lender or other holder of this Note.

The rights and remedies of the Lender as provided in this Note shall be cumulative and concurrent, and may be pursued singly, successively, or together against Borrower and any other funds, property or security of Borrower held by Lender. The delay or omission of Lender in exercising any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies, or of the right to exercise them from time to time and at any time at any later date.

No waiver of any default hereunder shall be deemed a waiver of any subsequent or continuing default nor shall any delay by the holder in enforcing any right hereunder be considered a waiver of such right. Borrower agrees to pay all costs of collection or enforcement of any amount due under this Note upon an Event of Default including reasonable attorneys’ fees and disbursements whether suit is brought or not. In the event that any one or more provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Note may not be changed, modified or amended in any way other than by a writing signed by the party against whom such change, modification or amendment is sought.

The Maturity Date may not be extended, renewed, deferred or changed without the prior written consent of the Lender.

Whenever used herein, the words "Borrower" and "Lender" shall be deemed to include their respective heirs, successors and assigns. Time is of the essence of this Note and of the payments and performances hereunder. This Note is to be construed in all respects and enforced according to the laws of the Commonwealth of Pennsylvania.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, AND CONSENTS TO PERSONAL JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN CHESTER COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA.

The performance by Borrower of its obligations under this Note is secured by the Unconditional and Continuing Guaranty by Sterling Realty Trust, a Massachusetts Trust to Lender, dated as of the date hereof.

Payment of this Note is subject to the terms and conditions of a Subordination Agreement dated on or about the date hereof by and between Lender and Bank of America, N.A., as Agent. A copy of said Subordination Agreement may be obtained upon written request of the holder of this Note from Bank of America, N.A., 100 Federal Street, Mail Code: MA5-100-08-05, Boston, MA, 02110.

EXECUTED UNDER SEAL BY BORROWER.

WITNESS.	MESTEK, INC

/s/ Steven Olearcek	By:/s/ Stephen M. Shea Title: Senior Vice President & CFO

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